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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-10317) pertaining to the 1995 Incentive Plan and Non-Employee Directors' Incentive Plan of Patriot American Hospitality, Inc. (the "Company") and in the Registration Statement on Form S-3 (No. 333-12973) of the Company and the related Prospectus of our reports (a) dated April 10, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of the Marriott WindWatch Hotel for the year ended December 29, 1995, (b) dated August 30, 1996 with respect to the Financial Statements of Concord O'Hare Limited Partnership for the year ended December 29, 1995, and (c) dated September 10, 1996 with respect to the Statement of Direct Revenue and Direct Operating Expenses of the Mayfair Suites Hotel for the year ended December 31, 1995; all of which are included in the Company's Current Report on Form 8-K dated December 5, 1996.


                                             ERNST & YOUNG, LLP

Dallas, Texas
December 4, 1996